Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

April 18, 2006

Chemtura Corporation

199 Benson Road

Middlebury, CT  06749

                                Re:          Chemtura Corporation

                                                REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special counsel to Chemtura Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of (i) senior debt securities, which may be issued in one or more series (the “Debt Securities”), to be issued under an indenture relating to senior debt securities (the “Senior Indenture”), proposed to be entered into between the Company and Wells Fargo Bank, N.A. (the “Trustee”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by subsidiaries of the Company, including guarantees of the Offered Debt Securities (as defined below) by the subsidiaries of the Company incorporated or formed pursuant to the laws of the States of Delaware or New York and listed on Schedule I hereto (the “DE/NY Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-DE/NY Guarantors” and, together with the DE/NY Guarantors, the “Guarantors”).  The Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement relating to the Securities;

(ii)                                the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(iii)                               the Bylaws of the Company, certified by Barry J. Shainman, Secretary of the Company, as currently in effect (the “Bylaws”);

(iv)                              the certificates of incorporation or formation, as applicable, and the bylaws or limited liability company agreements, as applicable, of each of the DE/NY Guarantors;

(v)                                 the form of Senior Indenture and the form of senior note included therein;

(vi)                              certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) or committees thereof relating to the registration of the Securities and related matters; and

(vii)                           certain resolutions adopted by the boards of directors or managers, as applicable, of each of the DE/NY Guarantors relating to the registration of the Guarantees and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We have assumed that the Senior Indenture and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.  We have also assumed that each of the Non-DE/NY Guarantors has been duly organized and is validly existing in good standing under the laws of the their respective jurisdiction of organization.  In addition, we have assumed that the terms of the Offered Debt Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or the Guarantors or their respective properties are subject, (ii) any law, rule or regulation to which the Company or the Guarantors are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                       With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Senior Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the Senior Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Senior Indenture, any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.                                       With respect to any Guarantee offered by any Guarantor of Debt Securities offered by the Company, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Senior Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Guarantee has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Guarantee is to be issued pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Guarantee has been duly authorized, executed and delivered by the such Guarantor and the other parties thereto; (iv) all necessary entity action, including any required action by such

                                                Guarantor’s board of directors, general partners or managers, as applicable, or any authorized committee thereof, or other action has been taken by such Guarantor to approve the issuance and terms of the Guarantee and related matters; (v) any supplemental indenture in respect of such Guarantee has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Guarantee and of its issuance and sale have been duly established in conformity with the Senior Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantee; and (vii) the Guarantee has been duly executed and delivered in accordance with the provisions of the Senior Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantee and duly issued in accordance with the Senior Indenture, any supplemental indenture to be entered into in connection with the issuance of such Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Guarantee will be a valid and binding obligation of the Guarantor, enforceable against such Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP